Exhibit 23.1

Consent of Independent Registered Certified Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1)
Registration Statement (Form S-8 No. 333-135101) pertaining to the 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase Plan of Web.com Group, Inc.,

2)	Registration Statement (Form S-8 No. 333-150872) pertaining to the 2008 Equity Incentive Plan of Web.com Group, Inc.,

3)	Registration Statement (Form S-8 No. 333-186271) pertaining to the 2008 Equity Incentive Plan of Web.com Group, Inc.,

4)	Registration Statement (Form S-3 No. 333-179553) of Web.com Group, Inc. and in the related Prospectus,

5)	Registration Statement (Form S-8 No. 333-177610) pertaining to the 2011 Inducement Award Plan of Web.com Group, Inc.,

6)	Registration Statement (Form S-8 No. 333-168641) pertaining to the 2010 Inducement Award Plan of Web.com Group, Inc.,

7)	Registration Statement (Form S-8 No. 333-158819) pertaining to the 2009 Inducement Award Plan of Web.com Group, Inc.,

8)
Registration Statement (Form S-8 No. 333-148848) pertaining to the Website Pros, Inc. 2005 Equity Incentive Plan, Website Pros, Inc. 2005 Non-Employee Directors’ Stock Option Plan, Website Pros, Inc. 2005 Employee Stock Purchase Plan, Interland-Georgia 1999 Stock Plan, Interland 1995 Stock Option Plan, Interland 2001 Equity Incentive Plan, Interland 2002 Equity Incentive Plan, Interland 2005 Equity Incentive Plan, and Interland 2006 Equity Incentive Plan of Web.com Group, Inc.,

9)
Registration Statement (Form S-8 No. 333-129406) pertaining to the 1999 Equity Incentive Plan, Miscellaneous Stock Option Agreements, 2005 Equity Incentive Plan, 2005 Non-Employee Directors’ Stock Option Plan, and 2005 Employee Stock Purchase Plan of Web.com Group, Inc.,

10)	Registration Statement (Form S-8 No. 333-188223) pertaining to the 2005 Equity Incentive Plan and 2005 Non-Employee Directors’ Stock Option Plan of Web.com Group, Inc., and

11)	Registration Statement (Form S-3 No. 333-190479) of Web.com Group, Inc. and in the related prospectus;

of our reports dated February 28, 2014, with respect to the consolidated financial statements of Web.com Group, Inc. and the effectiveness of internal control over financial reporting of Web.com Group, Inc. included in this Annual Report (Form 10-K) of Web.com Group, Inc. for the year ended December 31, 2013.

                 /s/ Ernst & Young LLP

Tampa, Florida
February 28, 2014